Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Gilbert
Vice President of Investor and Industry Analyst Relations
1-(858)658-4813 (ph) 1-(858)651-9303 (fax)
e-mail: ir@qualcomm.com
Qualcomm Announces Fourth Quarter and Fiscal 2007 Results
Fiscal 2007 Revenues $8.87 Billion, Diluted EPS $1.95
Pro Forma Fiscal 2007 Revenues $8.87 Billion, Diluted EPS $2.01
Worldwide 3G Adoption Drives Record Fiscal Year Financial Results
SAN DIEGO — November 8, 2007 — Qualcomm Incorporated (NASDAQ: QCOM) today announced results for the fourth fiscal quarter and year ended September 30, 2007.
Total Qualcomm (GAAP) Results
Total Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).
     Fourth Quarter
•	Revenues: $2.31 billion, up 15 percent year-over-year and down 1 percent sequentially.

•	Net income: $1.13 billion, up 84 percent year-over-year and 42 percent sequentially.

•	Diluted earnings per share: $0.67, up 86 percent year-over-year and 43 percent sequentially.

•	Effective tax rate: negative 19 percent, due to a $331 million benefit as a result of completing audits of prior years’ tax returns.

•	Estimated share-based compensation: $78 million, net of tax, up 3 percent year-over-year and 3 percent sequentially.

•	Operating cash flow: $1.04 billion, up 10 percent year-over-year; 45 percent of revenues.

•	Return of capital to stockholders: $1.45 billion in the fourth quarter, including $230 million of cash dividends, or $0.14 per share, and $1.22 billion to repurchase 31 million shares of our common stock.
     Fiscal 2007
•	Revenues: $8.87 billion, up 18 percent year-over-year.

•	Net income: $3.30 billion, up 34 percent year-over-year.

•	Diluted earnings per share: $1.95, up 35 percent year-over-year.
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Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 2 of 18
•	Effective tax rate: 9 percent.

•	Estimated share-based compensation: $324 million, net of tax, up 1 percent year-over-year.

•	Operating cash flow: $3.81 billion, up 17 percent year-over-year; 43 percent of revenues.

•	Return of capital to stockholders: $2.34 billion, including $862 million of cash dividends, or $0.52 per share, and $1.48 billion to repurchase 37 million shares of our common stock.
Qualcomm Pro Forma Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
     Fourth Quarter
•	Revenues: $2.31 billion, up 15 percent year-over-year and down 1 percent sequentially.

•	Net income: $911 million, up 29 percent year-over-year and down 2 percent sequentially.

•	Diluted earnings per share: $0.54, up 29 percent year-over-year and down 2 percent sequentially; excludes $0.02 loss per share attributable to the QSI segment, $0.05 loss per share attributable to certain estimated share-based compensation and $0.20 earnings per share attributable to certain tax items related to prior years.

•	Effective tax rate: 19 percent.

•	Free cash flow: $916 million, up 1 percent year-over-year; 40 percent of revenues. (Defined as net cash from operating activities less capital expenditures).
     Fiscal 2007
•	Revenues: $8.87 billion, up 18 percent year-over-year.

•	Net income: $3.41 billion, up 21 percent year-over-year.

•	Diluted earnings per share: $2.01, up 23 percent year-over-year; excludes $0.08 loss per share attributable to the QSI segment, $0.19 loss per share attributable to certain share-based compensation, $0.22 earnings per share attributable to certain tax items related to prior years and $0.01 loss per share attributable to acquired in-process R&D.

•	Effective tax rate: 22 percent.

•	Free cash flow: $3.53 billion, up 11 percent year-over-year; 40 percent of revenues. (Defined as net cash from operating activities less capital expenditures).

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 3 of 18
Detailed reconciliations between total Qualcomm (GAAP) results and cash flow and Qualcomm pro forma results and cash flow are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.
“We delivered another record performance in fiscal 2007 because our employees and partners continue to provide industry leading innovative wireless products and services,” said Dr. Paul E. Jacobs, chief executive officer of Qualcomm. “We achieved record revenues, net income and operating cash flow and returned a record $2.3 billion of capital to our stockholders through our cash dividend and stock repurchase programs.”
“In addition to our strong business and financial performance, our focused execution resulted in many significant achievements in fiscal 2007. More than 530 million wireless subscribers are now benefiting from the widespread and accelerating availability of 3G CDMA mobile broadband networks with advanced wireless devices at competitive prices. We shipped a record 253 million Mobile Station Modem™ (MSM™) chips, a 22% year-over-year increase, and for the second quarter in a row we were named the world's top supplier of semiconductors for wireless applications by iSuppli. We continued to expand our chipset portfolio with the addition of the 7000 series platform for high performance wireless devices and a low cost single chip for EV-DO Rev. A mobile broadband.”
“In close partnership with the world's leading content providers, our MediaFLO™ mobile TV service is now commercially available in the United States and in trials around the world. With ground breaking innovations, such as MediaFLO, Snapdragon™ and Gobi™, and by partnering with new market entrants, such as Google and Skype, Qualcomm is expanding the impact of 3G CDMA beyond traditional products, services and partners.”
Cash and Marketable Securities
Qualcomm’s cash, cash equivalents and marketable securities totaled approximately $11.8 billion at the end of the fourth quarter of fiscal 2007, compared to $12.3 billion at the end of the third quarter of fiscal 2007 and $9.9 billion a year ago. As of September 30, 2007, $1.5 billion remained authorized for repurchases under our stock repurchase program. From October 1, 2007 through November 7, 2007, we repurchased and retired 13 million shares of our common stock for approximately $525 million. On October 11, 2007, we announced a cash dividend of $0.14 per

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 4 of 18
share payable on January 4, 2008 to stockholders of record at the close of business on December 7, 2007.
Estimated Share-Based Compensation
Total Qualcomm (GAAP) net income for the fourth quarter of fiscal 2007 included estimated share-based compensation, net of tax, of $78 million, or $0.05 per diluted share. This compares to $76 million, or $0.05 per diluted share, in the prior year quarter.
Research and Development

		Estimated
	Qualcomm Pro	Share-Based			Total Qualcomm
($ in millions)	Forma	Compensation	In-Process R&D	QSI	(GAAP)

Fourth quarter fiscal 2007	$410	$55	$—	$16	$481
As a % of revenue	18%			N/M	21%
Fourth quarter fiscal 2006	$338	$56	$1	$16	$411
As a % of revenue	17%				21%
Year-over-year change ($)	21%	(2%)			17%
Pro forma R&D expenses increased 21 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products, next generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services, including lower cost phones, the integration of wireless with consumer electronics and computing, the convergence of multiband, multimode, multinetwork products and technologies, third party operating systems and services platforms. QSI R&D expenses were related to MediaFLO USA.
Selling, General and Administrative

		Estimated
	Qualcomm Pro	Share-Based		Total Qualcomm
($ in millions)	Forma	Compensation	QSI	(GAAP)

Fourth quarter fiscal 2007	$248	$53	$22	$323
As a % of revenue	11%		N/M	14%
Fourth quarter fiscal 2006	$237	$62	$22	$321
As a % of revenue	12%			16%
Year-over-year change ($)	5%	(15%)		1%

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 5 of 18
Pro forma selling, general and administrative (SG&A) expenses increased 5 percent year-over-year, largely attributable to increases in costs related to litigation and other legal matters, employee related expenses and other professional fees, partially offset by a gain on the sale of a building. QSI SG&A expenses were primarily related to MediaFLO USA.
Effective Income Tax Rate
Our fiscal 2007 effective income tax rate for total Qualcomm (GAAP) was 9 percent, and our fiscal 2007 pro forma effective tax rate was 22 percent. Our total Qualcomm (GAAP) diluted earnings per share in the fourth quarter and fiscal 2007 included a $0.20 benefit as a result of prior year tax audits completed during the fourth fiscal quarter. This benefit resulted in a negative tax rate for the fourth quarter of fiscal 2007 for total Qualcomm (GAAP). Fourth quarter fiscal 2007 Qualcomm pro forma results excluded this $0.20 diluted earnings per share benefit to provide a clearer understanding of our ongoing tax rate and after tax earnings.
Qualcomm Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total Qualcomm (GAAP) results for the fourth quarter of fiscal 2007 included $0.02 loss per share for the QSI segment. The fourth quarter of fiscal 2007 QSI results included $63 million in operating expenses, primarily related to MediaFLO USA.
Business Outlook
The following statements are forward-looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items. In addition, our outlook does not include provisions for the consequences of injunctions or significant possible damages or costs related to litigation matters unless damages have been awarded by a court.

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 6 of 18
We are engaged in multiple disputes with Nokia Corp., including arbitration over Nokia’s obligation to pay royalties for the use of certain of our patents. As a result, under generally accepted accounting principles, we are not recording royalty revenue attributable to Nokia’s sales after April 9, 2007 until an arbitrator (or court) awards damages or the disputes are otherwise resolved by agreement with Nokia. We have excluded from our fiscal 2008 revenue and earnings guidance our estimate of royalties which we believe Nokia is required to report and pay to us under our existing license agreement in fiscal 2008 of approximately $0.25-$0.30 diluted earnings per share.
We perform periodic audits of the royalties payable by our licensees. As a result of our audit process, we determined during the fourth quarter of fiscal 2007 that total CDMA-based handset unit shipments and average selling prices (ASPs) should be adjusted for certain periods. The adjustments related only to handset shipments and ASPs and did not impact the amount or timing of our revenue. Based on this new information, we now estimate shipments of 89 million handsets reported in our fourth quarter fiscal 2007, compared to our previous estimate of 92 million handsets. The estimated ASP for such units remains unchanged from our prior guidance of $218. A summary of the adjustments on prior periods is included on our Investor Relations website http://investor.qualcomm.com/results.cfm.
The following table summarizes total Qualcomm (GAAP) and Qualcomm pro forma guidance for the first fiscal quarter and fiscal year 2008 based on the current business outlook. The pro forma business outlook provided below is presented in a manner that is consistent with the presentation of pro forma results provided elsewhere herein.

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 7 of 18
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
FIRST FISCAL QUARTER

Current Guidance
	Q1’07	Q1’08
	Results	Estimates

Qualcomm Pro Forma
Revenues	$2.02B	$2.3B—$2.4B
Year-over-year change		increase 14% — 19%
Diluted earnings per share (EPS)	$ 0.43	$0.50—$0.52
Year-over-year change		increase 16% — 21%

Total Qualcomm (GAAP)
Revenues	$2.02B	$2.3B—$2.4B
Year-over-year change		increase 14% — 19%
Diluted earnings per share (EPS)	$ 0.38	$0.42—$0.44
Year-over-year change		increase 11% — 16%
Diluted EPS attributable to QSI	($0.01)	($0.03)
Diluted EPS attributable to estimated share-based compensation	($0.05)	($0.05)
Diluted EPS attributable to tax items	$ 0.02	n/a

Metrics
MSM shipments	approx. 59M	approx. 74M — 78M
CDMA/WCDMA handset units shipped (1)(2)	approx. 74M*	approx. 95M — 98M*
CDMA/WCDMA handset unit wholesale average selling price (1)(2)	approx. $208*	approx. $212*

*	Shipments in Sept. quarter, reported in Dec. quarter
FISCAL YEAR

Current Guidance
	FY 2007	FY 2008
	Results (3)	Estimates (4)

Qualcomm Pro Forma
Revenues	$8.87B	$9.5B—$9.9B
Year-over-year change		increase 7% — 12%
Diluted earnings per share (EPS)	$ 2.01	$2.03—$2.09
Year-over-year change		increase 1% — 4%

Total Qualcomm (GAAP)
Revenues	$8.87B	$9.5B—$9.9B
Year-over-year change		increase 7% — 12%
Diluted earnings per share (EPS)	$ 1.95	$1.68 — $1.74
Year-over-year change		decrease 11% — 14%
Diluted EPS attributable to tax items related to prior years	$ 0.22	n/a
Diluted EPS attributable to in-process R&D	($0.01)	n/a
Diluted EPS attributable to QSI	($0.08)	($0.14)
Diluted EPS attributable to estimated share-based compensation	($0.19)	($0.21)

Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price (1)(2)	approx. $214	approx. $199

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Handset Estimates (1)(2)

	Prior Guidance	Current Guidance	Current Guidance
	Calendar 2007	Calendar 2007	Calendar 2008
CDMA/WCDMA handset unit shipments	Estimates (5)	Estimates	Estimates

March quarter	approx. 86M	approx. 86M	not provided
June quarter	approx. 89M	approx. 89M	not provided
September quarter	not provided	approx. 95M — 98M	not provided
December quarter	not provided	not provided	not provided

Calendar year range (approx.)	367M — 387M	385M — 395M	492M — 522M

	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 377M	approx. 390M	approx. 507M
CDMA units	approx. 208M	approx. 208M	approx. 223M
WCDMA units	approx. 169M	approx. 182M	approx. 284M

(1)	CDMA/WCDMA handset unit shipments and average selling prices are estimated for the total market.

(2)	We perform periodic audits of the royalties payable by our licensees. As a result of our audit process, we determined during the fourth quarter of fiscal 2007 that total CDMA-based handset unit shipments and average selling prices (ASPs) should be adjusted for certain periods. The adjustments related only to handset shipments and ASPs and did not impact the amount or timing of our revenue. Historical units presented herein have been adjusted to reflect these adjustments.

(3)	Our fiscal 2007 results do not include royalty revenue attributable to Nokia’s sales after April 9, 2007 which we estimate to be approximately $0.05 diluted earnings per share.

(4)	We have excluded from our fiscal 2008 revenue and earnings guidance our estimate of royalties which we believe Nokia is required to report and pay to us under our existing license agreement in fiscal year 2008 of approximately $0.25-$0.30 diluted earnings per share.

(5)	Prior Calendar 2007 Handset Estimates have been adjusted to reflect adjustments as a result of note (2) above in order to present “Prior” and “Current” guidance on a consistent and comparable basis.
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 8 of 18
Results of Business Segments
The following tables, which present segment information, have been adjusted to reflect the fiscal 2007 segment presentation (Note 1) (in millions, except per share data):
Fourth Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based			Qualcomm
Segments	QCT	QTL	QWI	Items (2)	Forma	Compensation (3)	Tax Items (4)	QSI (6)	(GAAP)
Revenues	$1,419	$647	$245	$(6)	$2,305	$—	$—	$1	$2,306
Change from prior year	24%	(2%)	25%	N/M	15%				15%
Change from prior quarter	4%	(16%)	25%	N/M	(1%)				(1%)
EBT	$424	$537	$31	$137	$1,129	$(117)	$—	$(64)	$948
Change from prior year	31%	(9%)	19%	N/M	17%	(8%)		178%	17%
Change from prior quarter	(3%)	(20%)	72%	N/M	(4%)	3%		(30%)	(2%)
EBT as a % of revenues	30%	83%	13%	N/M	49%	N/M	N/M	N/M	41%
Net income (loss)					$911	$(77)	$331	$(34)	$1,131
Change from prior year					29%	1%	N/M	N/M	84%
Change from prior quarter					(2%)	3%	N/M	(44%)	42%
Diluted EPS					$0.54	$(0.05)	$0.20	$(0.02)	$0.67
Change from prior year					29%	0%	N/M	N/M	86%
Change from prior quarter					(2%)	25%	N/M	(50%)	43%
Diluted shares used					1,689	1,689	1,689	1,689	1,689
Third Quarter — Fiscal Year 2007

						Estimated		Total
				Reconciling	Qualcomm Pro	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (2)	Forma	Compensation (3)	QSI (6)	(GAAP)
Revenues	$1,367	$766	$196	$(4)	$2,325	$—	$—	$2,325
EBT	439	668	18	52	1,177	(114)	(91)	972
Net income (loss)					934	(75)	(61)	798
Diluted EPS					$0.55	$(0.04)	$(0.04)	$0.47
Diluted shares used					1,704	1,704	1,704	1,704
Fourth Quarter — Fiscal Year 2006

						Estimated				Total
				Reconciling	Qualcomm Pro	Share-Based				Qualcomm
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Forma	Compensation (3)	Tax Items	In-Process R&D	QSI (6)	(GAAP)
Revenues	$1,147	$661	$196	$(5)	$1,999	$—	$—	$—	$—	$1,999
EBT	323	591	26	21	961	(127)	—	(1)	(23)	810
Net income (loss)					705	(76)	(16)	(1)	2	614
Diluted EPS					$0.42	$(0.05)	$(0.01)	$—	$—	$0.36
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693
First Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based			Qualcomm
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Forma	Compensation (3)	Tax Items (5)	QSI (6)	(GAAP)
Revenues	$1,230	$600	$188	$1	$2,019	$—	$—	$—	$2,019
EBT	316	498	20	118	952	(130)	—	(43)	779
Net income (loss)					722	(86)	33	(21)	648
Diluted EPS					$0.43	$(0.05)	$0.02	$(0.01)	$0.38
Diluted shares used					1,685	1,685	1,685	1,685	1,685
Twelve Months — Fiscal Year 2007

						Estimated				Total
				Reconciling	Qualcomm Pro	Share-Based	Tax Items			Qualcomm
Segments	QCT	QTL	QWI	Items (2)	Forma	Compensation (3)	(4)(5)	In-Process R&D	QSI	(GAAP)
Revenues	$5,275	$2,772	$828	$(5)	$8,870	$—	$—	$—	$1	$8,871
Change from prior year	22%	12%	13%	N/M	18%				N/M	18%
EBT	$1,547	$2,340	$88	$388	$4,363	$(487)	$—	$(10)	$(240)	$3,626
Change from prior year	19%	5%	13%	N/M	15%	(2%)		(55%)	80%	15%
EBT as a % of revenues	29%	84%	11%	N/M	49%	N/M	N/M	N/M	N/M	41%
Net income (loss)					3,406	(321)	364	(9)	(137)	$3,303
Change from prior year					21%	0%	810%	(59%)	328%	34%
Diluted EPS					$2.01	$(0.19)	$0.22	$(0.01)	$(0.08)	$1.95
Change from prior year					23%	0%	1000%	0%	300%	35%
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693
Twelve Months — Fiscal Year 2006

						Estimated				Total
				Reconciling	Qualcomm Pro	Share-Based				Qualcomm
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Forma	Compensation (3)	Tax Items	In-Process R&D	QSI	(GAAP)
Revenues	$4,332	$2,467	$731	$(4)	$7,526	$—	$—	$—	$—	$7,526
EBT	1,298	2,233	78	197	3,806	(495)	—	(22)	(133)	3,156
Net income (loss)					2,804	(320)	40	(22)	(32)	2,470
Diluted EPS					$1.64	$(0.19)	$0.02	$(0.01)	$(0.02)	$1.44
Diluted shares used					1,711	1,711	1,711	1,711	1,711	1,711

(1)	During fiscal 2007, the Company reassessed the intersegment royalty charged to QCT by QTL and determined that the royalty should be eliminated starting in fiscal 2007 for management reporting purposes. As a result, QCT did not record a royalty to QTL in fiscal 2007. The Company also reorganized the Qualcomm Wireless Systems (QWS) division into the QES (formerly QWBS) division within the QWI segment. Revenues and operating results relating to QWS were included in reconciling items through the end of fiscal 2006. Prior period segment information has been adjusted to conform to the new segment presentation.

(2)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 9 of 18

that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(3)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(4)	During the fourth quarter of fiscal 2007, the Company recorded a $331 million tax benefit, or $0.20 diluted earnings per share, related to tax expense recorded in prior years resulting from the completion of tax audits during the fourth fiscal quarter. The fiscal 2007 Qualcomm pro forma results excluded this tax benefit attributable to prior years.

(5)	During the first quarter of fiscal 2007, the federal R&D tax credit that expired on December 31, 2005 was extended by Congress for a period of two years beyond the prior expiration date. The Company recorded a tax benefit of $33 million, or $0.02 diluted earnings per share, related to fiscal 2006 in the first quarter of fiscal 2007 due to this retroactive extension. The fiscal 2007 Qualcomm pro forma results excluded this tax benefit attributable to fiscal 2006.

(6)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

N/M — Not Meaningful

Sums may not equal totals due to rounding.

*	As adjusted to conform to 2007 segment presentation.
Conference Call
Qualcomm’s fourth quarter fiscal 2007 earnings conference call will be broadcast live on November 8, 2007 beginning at 1:45 p.m. Pacific Standard Time (PST) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on November 8, 2007 beginning at approximately 5:30 p.m. (PST) through December 8, 2007 at 9:00 p.m. (PST). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 20553158. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at http://investor.qualcomm.com/results.cfm.
Qualcomm Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 10 of 18
500 Index and is a 2007 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments, and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under the executive bonus program, is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance. Further, share-based compensation is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Certain tax items related to

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 11 of 18
prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total Qualcomm (GAAP) results and Qualcomm pro forma results and between total Qualcomm (GAAP) cash flow and Qualcomm pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment of our technologies in wireless networks and of 3G wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; our dependence on major customers and licensees; attacks on our business model, including results of current and future litigation and arbitration proceedings as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; fluctuations in the demand for products, services or applications based on our technologies; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 12 of 18
ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2007 Qualcomm Incorporated. All rights reserved. Qualcomm is a registered trademark of Qualcomm Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 13 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30, 2007
			Estimated					Total
	Qualcomm Pro		Share-Based					Qualcomm
	Forma		Compensation (a)		Tax Items (b)	QSI		(GAAP)
Revenues:
Equipment and services	$1,568		$—		$—	$1		$1,569
Licensing and royalty fees	737		—		—	—		737

Total revenues	2,305		—		—	1		2,306

Operating expenses:
Cost of equipment and services revenues	691		9		—	25		725
Research and development	410		55		—	16		481
Selling, general and administrative	248		53		—	22		323

Total operating expenses	1,349		117		—	63		1,529

Operating income (loss)	956		(117)		—	(62)		777

Investment income (expense), net	173	(c)	—		—	(2	)(d)	171

Income (loss) before income taxes	1,129		(117)		—	(64)		948
Income tax (expense) benefit	(218	)(e)	40		331	30	(f)	183 (e)

Net income (loss)	$911		$(77)		$331	$(34)		$1,131

Earnings (loss) per common share:
Diluted	$0.54		$(0.05)		$0.20	$(0.02)		$0.67

Shares used in per share calculations:
Diluted	1,689		1,689		1,689	1,689		1,689

Supplemental Financial Data:

Operating Cash Flow	$1,136		$(41	)(h)	$—	$(52)		$1,043
Operating Cash Flow as a % of Revenues	49%					N/M		45%

Free Cash Flow (g)	$916		$(41	)(h)	$—	$(79)		$796
Free Cash Flow as a % of Revenues	40%					N/M		35%

(a)	Estimated share-based compensation presented above and excluded from pro forma results did not include $1 million, net of tax, related to share-based awards granted under the executive bonus program.

(b)	During the fourth quarter of fiscal 2007, the Company recorded a $331 million tax benefit, or $0.20 diluted earnings per share, related to tax expense recorded in prior years resulting from the completion of tax audits during the fourth fiscal quarter. The fiscal 2007 Qualcomm pro forma results excluded this tax benefit attributable to prior years.

(c)	Included $141 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $48 million in net realized gains on investments and $2 million in gains on derivative instruments from decreases in the fair value of the put option liabilities related to our share repurchase program, partially offset by $13 million in other-than-temporary losses on investments and $5 million in interest expense.

(d)	Included $3 million in other-than-temporary losses on investments, $1 million in interest expense and $1 million of equity losses in investees, partially offset by $2 million in net realized gains on investments and $1 million in interest and dividend income.

(e)	The fourth quarter of fiscal 2007 tax rates were approximately 19% benefit for total Qualcomm (GAAP) and approximately 19% expense for Qualcomm pro forma.

(f)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(g)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the three months ended September 30, 2007, included herein.

(h)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 14 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Twelve Months Ended September 30, 2007
			Estimated					Total
	Qualcomm Pro		Share-Based			In-Process		Qualcomm
	Forma		Compensation (a)		Tax Items (b)	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$5,764		$—		$—	$—	$1	$5,765
Licensing and royalty fees	3,106		—		—	—	—	3,106

Total revenues	8,870		—		—	—	1	8,871

Operating expenses:
Cost of equipment and services revenues	2,572		39		—	—	70	2,681
Research and development	1,530		221		—	10	68	1,829
Selling, general and administrative	1,138		227		—	—	113	1,478

Total operating expenses	5,240		487		—	10	251	5,988

Operating income (loss)	3,630		(487)		—	(10)	(250)	2,883

Investment income, net	733	(c)	—		—	—	10 (d)	743

Income (loss) before income taxes	4,363		(487)		—	(10)	(240)	3,626
Income tax (expense) benefit	(957	)(e)	166		364	1	103	(323	)(e)

Net income (loss)	$3,406		$(321)		$364	$(9)	$(137)	$3,303

Earnings (loss) per common share:
Diluted	$2.01		$(0.19)		$0.22	$(0.01)	$(0.08)	$1.95

Shares used in per share calculations:
Diluted	1,693		1,693		1,693	1,693	1,693	1,693

Supplemental Financial Data:

Operating Cash Flow	$4,252		$(240	)(g)	$—	$(10)	$(191)	$3,811
Operating Cash Flow as a % of Revenue	48%						N/M	43%

Free Cash Flow (f)	$3,526		$(240	)(g)	$—	$(10)	$(283)	$2,993
Free Cash Flow as a % of Revenue	40%						N/M	34%

(a)	Estimated share-based compensation presented above and excluded from pro forma results did not include $3 million, net of tax, related to share-based awards granted under the executive bonus program.

(b)	During the first quarter of fiscal 2007, the Company recorded a tax benefit of $33 million, or $0.02 diluted earnings per share, related to fiscal 2006 in the first quarter of fiscal 2007 due to a retroactive extension the federal R&D tax credit that expired on December 31, 2005. In addition, during the fourth quarter of fiscal 2007, the Company recorded a $331 million tax benefit, or $0.20 diluted earnings per share, related to tax expense recorded in prior years resulting from the completion of tax audits during the fourth fiscal quarter. The fiscal 2007 Qualcomm pro forma results excluded these tax benefits attributable to prior years.

(c)	Included $551 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $201 million in net realized gains on investments and $3 million in gains on derivative instruments from decreases in the fair value of the put option liabilities related to our share repurchase program, partially offset by $16 million in other-than-temporary losses on investments and $6 million in interest expense.

(d)	Included $21 million in net realized gains on investments and $7 million in interest and dividend income, partially offset by $11 million in other-than-temporary losses on investments, $5 million in interest expense, $1 million in losses on derivative instruments and $1 million in equity losses of investees.

(e)	The annual effective tax rate for fiscal 2007 for total Qualcomm (GAAP) was approximately 9% and Qualcomm pro forma was approximately 22%.

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the twelve months ended September 30, 2007, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 15 of 18

Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended September 30, 2007
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$1,136	$(41	)(a)	$(52)	$1,043
Less: capital expenditures	(220)	—		(27)	(247)

Free cash flow	$916	$(41)		$(79)	$796

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$2	$—		$(2)	$—
Cash transfers to QSI (2)	(94)	—		94	—

Net cash transfers	$(92)	$—		$92	$—

	Twelve Months Ended September 30, 2007
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Net cash provided (used) by operating activities	$4,252	$(240	)(a)	$(10)	$(191)	$3,811
Less: capital expenditures	(726)	—		—	(92)	(818)

Free cash flow	$3,526	$(240)		$(10)	$(283)	$2,993

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$55	$—		$—	$(55)	$—
Cash transfers to QSI (2)	(358)	—		—	358	—

Net cash transfers	$(303)	$—		$—	$303	$—

(1)	Cash from loan payments and sale of equity securities.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended September 24, 2006
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$1,007	$(27)	(a)	$(28)	$952
Less: capital expenditures	(100)	—		(29)	(129)

Free cash flow	$907	$(27)		$(57)	$823

	Twelve Months Ended September 24, 2006
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$3,746	$(403)	(a)	$(90)	$3,253
Less: capital expenditures	(566)	—		(119)	(685)

Free cash flow	$3,180	$(403)		$(209)	$2,568

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 16 of 18

Qualcomm Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	September 30,	September 24,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,411	$1,607
Marketable securities	4,170	4,114
Accounts receivable, net	715	700
Inventories	469	250
Deferred tax assets	435	235
Collateral held under securities lending	421	—
Other current assets	200	143

Total current assets	8,821	7,049
Marketable securities	5,234	4,228
Property, plant and equipment, net	1,788	1,482
Goodwill	1,325	1,230
Deferred tax assets	318	512
Other assets	1,009	707

Total assets	$18,495	$15,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$635	$420
Payroll and other benefits related liabilities	311	273
Unearned revenue	218	197
Income taxes payable	119	137
Obligation under securities lending	421	—
Other current liabilities	554	395

Total current liabilities	2,258	1,422
Unearned revenue	142	141
Other liabilities	260	239

Total liabilities	2,660	1,802

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at September 30, 2007 and September 24, 2006	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,646 and 1,652 shares issued and outstanding at September 30, 2007 and September 24, 2006, respectively	—	—
Paid-in capital	7,057	7,242
Retained earnings	8,541	6,100
Accumulated other comprehensive income	237	64

Total stockholders’ equity	15,835	13,406

Total liabilities and stockholders’ equity	$18,495	$15,208

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 17 of 18

Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,	September 24,	September 30,	September 24,
	2007	2006	2007	2006
Revenues:
Equipment and services	$1,569	$1,264	$5,765	$4,776
Licensing and royalty fees	737	735	3,106	2,750

Total revenues	2,306	1,999	8,871	7,526

Operating expenses:
Cost of equipment and services revenues	725	586	2,681	2,182
Research and development	481	411	1,829	1,538
Selling, general and administrative	323	321	1,478	1,116

Total operating expenses	1,529	1,318	5,988	4,836

Operating income	777	681	2,883	2,690

Investment income, net	171	129	743	466

Income before income taxes	948	810	3,626	3,156
Income tax expense	183	(196)	(323)	(686)

Net income	$1,131	$614	$3,303	$2,470

Basic earnings per common share	$0.68	$0.37	$1.99	$1.49

Diluted earnings per common share	$0.67	$0.36	$1.95	$1.44

Shares used in per share calculations:
Basic	1,660	1,652	1,660	1,659

Diluted	1,689	1,693	1,693	1,711

Dividends per share paid	$0.14	$0.12	$0.52	$0.42

Dividends per share announced	$0.14	$0.12	$0.52	$0.42

Qualcomm Announces Fourth Quarter and Fiscal 2007 Results	Page 18 of 18

Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2007	September 24, 2006	September 30, 2007	September 24, 2006
Operating Activities:
Net income	$1,131	$614	$3,303	$2,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100	82	383	272
Non-cash portion of share-based compensation expense	117	127	488	495
Incremental tax benefits from stock options exercised	(41)	(27)	(240)	(403)
Net realized gains on marketable securities and other investments	(49)	(42)	(222)	(136)
(Gains) losses on derivative instruments	(2)	11	(2)	29
Other-than-temporary losses on marketable securities and other investments	16	3	27	24
Equity in losses (gains) of investees	1	(1)	1	29
Non-cash income tax expense (benefit)	(274)	139	91	514
Other items, net	(46)	(6)	(42)	(28)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	46	7	(16)	(133)
Inventories	(87)	10	(234)	(71)
Other assets	41	(10)	(96)	15
Trade accounts payable	82	(89)	209	51
Payroll, benefits and other liabilities	70	116	139	96
Unearned revenue	(62)	18	22	29

Net cash provided by operating activities	1,043	952	3,811	3,253

Investing Activities:
Capital expenditures	(247)	(129)	(818)	(685)
Purchases of available-for-sale securities	(2,571)	(2,907)	(8,492)	(12,517)
Proceeds from sale of available-for-sale securities	1,744	2,937	7,998	10,853
Maturities of held-to-maturity securities	—	60	—	130
Other investments and acquisitions, net of cash acquired	(19)	(17)	(249)	(407)
Change in collateral held under securities lending	(268)	—	(421)	—
Other items, net	71	(6)	84	3

Net cash used by investing activities	(1,290)	(62)	(1,898)	(2,623)

Financing Activities:
Proceeds from issuance of common stock	82	69	556	692
Incremental tax benefits from stock options exercised	41	27	240	403
Repurchase and retirement of common stock	(1,218)	(335)	(1,482)	(1,500)
Proceeds from put options	—	—	17	11
Dividends paid	(230)	(198)	(862)	(698)
Change in obligation under securities lending	268	—	421	—
Other items, net	(1)	—	(1)	—

Net cash used by financing activities	(1,058)	(437)	(1,111)	(1,092)

Effect of exchange rate changes on cash	—	(1)	2	(1)

Net (decrease) increase in cash and cash equivalents	(1,305)	452	804	(463)
Cash and cash equivalents at beginning of period	3,716	1,155	1,607	2,070

Cash and cash equivalents at end of period	$2,411	$1,607	$2,411	$1,607